UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2021

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, par value $0.01 per share	JOAN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01Entry into a Material Definitive Agreement.

On July 7, 2021, Jo-Ann Stores, LLC (“Jo-Ann”), a wholly-owned subsidiary of JOANN Inc. (the “Company”), entered into the Amendment No. 2 (“Second Amendment”) to the Credit Agreement, dated as of October 21, 2016 (as previously amended, supplemented or otherwise modified prior to the Second Amendment (the “Existing Credit Agreement”) and as further amended by the Second Amendment, the “Amended Credit Agreement”), by and among Jo-Ann, as borrower, Needle Holdings LLC and the other guarantor parties from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent and lender.

The Second Amendment, among other things, (i) provides for a new $675 million incremental first-lien term loan credit facility with a maturity date of July 7, 2028, to be used to refinance the Company’s outstanding first-lien term loan due October 2023, as well as to reduce amounts borrowed under its existing asset-based revolving credit facility, and pay related fees and expenses, (ii) reduces the applicable interest rates for Eurodollar rate loans and base rate loans from 5.00% and 4.00% to 4.75% and 3.75%, respectively, and (iii) reduces the LIBOR floor from 1.00% to 0.75%.

Other than the changes described above, market related updates and certain other updates favorable to Jo-Ann, all other material provisions of the Existing Credit Agreement remain unchanged.

Certain of the lenders party to the Amended Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, or may receive, customary fees and expense reimbursements.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Second Amendment is incorporated herein by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1

Amendment No. 2, dated July 7, 2021, among Jo-Ann Stores, LLC, as borrower, Needle Holdings LLC and the other guarantor parties from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent and lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOANN Inc.

Dated: July 8, 2021	By:	/s/ Matt Susz
	Name:	Matt Susz
	Title:	Senior Vice President, Chief Financial Officer